Exhibit h (xii) under Form N-1A

                                              Exhibit 10 under Item 601/Reg. S-K

CONTRACT
EFFECTIVE   FUND NAME:
DATE:       SERIES NAME (IF APPLICABLE)

            Federated MDT Series:
7/31/06           Federated MDT All Cap Core Fund
7/31/06           Federated MDT Balanced Fund
7/31/06           Federated MDT Large Cap Growth Fund
12/1/07           FEDERATED MDT LARGE CAP VALUE FUND
7/31/06           Federated MDT Mid Cap Growth Fund
7/31/06           Federated MDT Small Cap Core Fund
7/31/06           Federated MDT Small Cap Growth Fund
7/31/06           Federated MDT Small Cap Value Fund
7/31/06           Federated MDT Tax Aware/All Cap Core Fund

STATE STREET BANK AND TRUST COMPANYBY EACH OF THE FEDERATED FUNDS SET FORTH
                                     ON SCHEDULE A


By:  /s/ Joseph L. Hooley            By:  /s/ J. Christopher Donahue
Name:  Joseph L. Hooley              Name:  J. Christopher Donahue
Title:  Vice Chairman                Title:  President
Date:                                Date:  December 1, 2007











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